                                                                  EXHIBIT 3.3(v)





                       3.3(v)  U-7 Disclosure Statement

Advance Technologies, Inc. Form 10 SB

                                   FORM U-7
                              DISCLOSURE DOCUMENT


                          ADVANCE TECHNOLOGIES, INC.


Type of securities offered: Common
Maximum number of securities offered: 2,500,000
Minimum number of securities offered: 2,500,000

Price per security: $0.01          Total Proceeds: $25,000.00

If maximum sold: $25,000.00        If Minimum sold: $25,000.00

(For use of proceeds and offering expenses, see question Nos. 9 and 10)

Is a commissioned selling agent selling the securities in this offering? No

If yes, what percent is commission of price to the public? None
Is there other compensation to the selling agent(s)? None

Is there a finder's fee or similar payment to any person? None

(See Question No. 22)

Is there an escrow of proceeds until minimum is obtained? No

(See Question No. 26)

Is this offering limited to members of a special group, such as employees of the Company or individuals? No

(See Question No. 25)

Is the transfer of the securities restricted? No (See Question No. 25)

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. SEE QUESTION NO. 2 FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING

Advance Technologies, Inc. Form 10 SB

INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Company: Is in the development stage.

                               TABLE OF CONTENTS

                                                                Page
The Company

Risk Factors

Business and Properties

Offering Price Factors

Use of proceeds

Capitalization

Description of Securities

Plan of Distribution

Dividends, Distributions and Redemptions

Officers and Key Personnel of the Company

Principal Shareholders

Management Relationships, Transactions and Remuneration

Litigation

Federal Tax Aspects

Miscellaneous Factors

Advance Technologies, Inc. Form 10 SB

Financial Statements                                             Attached

Management Discussion and Analysis of Certain Relevant Factors

Signatures


THIS DISCLOSURE DOCUMENT CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS DISCLOSURE STATEMENT.


Advance Technologies, Inc. Form 10 SB

     This Disclosure Document, together with Financial Statements and other Attachments, consists of a total of 27 pages.

                                  THE COMPANY

1. The exact corporate name:

     Advance Technologies, Inc.

     State and date of Incorporation:

     The Company was organized under the laws of the State of Delaware under the name PWB Industries, Inc., the articles of incorporation were issued June 16, 1969. The name was changed to Sun Energy, Inc. ("The Company"), which merged with Sto Med, Inc. on February 22, 1996 changing its name to Sto Med, Inc. ("The Company") and its domicile to the State of Nevada. On February 23, 1996, Sto Med, Inc. a privately held California corporation, was acquired by Sto Med, Inc. ("The Company") the California corporation which acquisition was rescinded on August 23rd 1997. Sto Med Inc. ("The Company") the Nevada corporation changed its name to Advance Technologies, Inc., ("The Company") on August 23rd 1997.

     Street address of principle office:

   2510 North Grand Avenue
   Suite 104
   Santa Ana, CA 92701

     Company Telephone Number:

   (714) 532-5216

     Fiscal Year: September 30/th/

     Person to Contact at Company with respect to offering:

   Alan W. Curtis
   Two Corporation Plaza Drive
   Suite 200
   Newport Beach, CA 92660

   Telephone Number (if different from above):

   Telephone: (949) 720-9014
   Telefax:   (949) 760-9707

Advance Technologies, Inc. Form 10 SB

                                 RISK FACTORS

1) Investments in this type of venture are subject to many risk factors including:

          (a)    adverse economic conditions;
          (b)    unforeseen changes in governmental policy;
          (c) financial goals that fall short of the expectations and projections of the company;

    2) Conflict of Interest. The Company will be subject to various conflicts of interest in acquiring, managing, and developing the exploration and mining projects.

    3) It is anticipated that there will not be a market for resale of these securities. As a result, an investor may be unable to sell or otherwise dispose of his securities even if the problems arising from the restrictions on the transfer of the securities can be overcome. The securities should, therefore, only be considered as a long-term investment.

    4) Need for additional funding. Additional funding, in addition to the proceeds of this stock offering, additional funds will be needed to finance the balance of the Advance Technologies, projects. The Company intends to secure additional funding through banks, mortgage borrowing, long and short term loans, as deemed prudent by the Company, to be utilized to finance completion of the project.

    5) Dilution. The present stockholders of the Company have acquired their equity interest in the Company for considerable cash, and development work on the projects. New investors will acquire their interests for cash, and therefore new investors will bear a part of capital loss, while control of the company will remain in the hands of the present stockholders.

    6) Uncertainty of Dividends. The Company anticipates being able to make net profits in years to come, which profits may be used to pay dividends to investors. However, no assurance of payment of such dividends can be given due to unforeseen adverse business conditions or the need for growth capital.

    7) Income Tax Consequences. The United States Congress is in the process of substantially revising the Internal Revenue Code. The financial projections made by the Company are based on the current U.S. Tax Code the Company feels that the proposed changes in the tax code will be beneficial to investors, but no assurance can be given. Investors are therefore advised to consult their own tax advisors on these tax matters prior to investment in these securities.


Advance Technologies, Inc. Form 10SB

    8) Reliance on Management. All decisions with respect to the management of the Company, including, but not limited to all acquisition, development, leasing and sale decisions, will be made exclusively by the Company. The success of the Company will, to a large extent, particularly as it relates to property acquisition, property development skills, management. The Company has not sponsored any publicly or privately offered related investments prior to the offering of these shares. No person should purchase shares unless he/she is willing to entrust all aspects of management of the Company to the Company and has evaluated the Company's capabilities to perform such functions.

    9) Risk of Investment-Generally. The Company's investments will be subject to the risks generally incident to the ownership property, specifically including the uncertainty of cash flow to meet fixed and maturing obligations, adverse changes in national economic conditions, changes in the climatic conditions, changes in interest rates, unavailability of mortgage funds for refinancing, changes in real estate tax rates and other operating expenses, governmental rules and fiscal policies, acts of God, the financial condition of the sellers and tenants of properties, and other factors which are beyond the control of the Company.

    10) Debt Service. It is possible in order to finance expansion or short term cash needs, that the Company will incur indebtedness of approximately
60% to 80% of the total cost of all Company properties. The costs of servicing this debt will not be reduced by events which could adversely affect the Company's income. Similarly, certain other expenditures associated with operating the venture, (i.e. operating costs) are not necessarily decreased by events adversely affecting the Company's income from such investments. Accordingly, the cash required to operate the project may exceed the revenues earned on it and the Company may have to utilize funds from other sources, including reserves, or may be required to dispose of a property at a loss.

    11) Lack of Diversification. The size of the area's to be developed, and the speed with which it can be developed could depend in part on the amount of proceeds from this or subsequent securities offerings. Substantially all of the assets of the Company will be committed to the acquisition, development and management of this entire project, and to administrative costs of the Company. Accordingly, since the Company may not have any other enterprises which would spread the risk of investment, the profitability of investment in shares could depend solely upon the success of the successful development, operation and sale of this project.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Disclosure Document potential investors should keep in mind other possible risks that could be important.

                            BUSINESS AND PROPERTIES

2.  With respect to the business of the Company and its properties:


Advance Technologies, Inc. Form 10 SB

    (a) Describe in detail what business the Company does and proposes to do, including what products or goods are or will be produced or services that are or will be rendered.


      The first of October 1998, a group of interested shareholders led by Mr. C. M. Ball took on the task of re-organizing. Mr. Ball is directing his efforts at changing the direction of the company to find opportunities in many different fields of technology.


      The Company currently trades on the "NASDAQ Bulletin Board" the trading symbol is "AVTX" The price of its common stock is Bid $0.01, Ask $0.0975. The Company is to be deemed a very "High Risk Investment", with no opportunities.

    (b) Describe how these products or services are to be produced or rendered and how and when the Company intends to carry out its activities. If the Company plans to offer a new product(s), state the present stage of development, including whether or not a working prototype(s) is in existence. Indicate if completion of development of the product would require a material amount of the resources of the Company, and the estimated amount. If the Company is or is expected to be dependent upon one or a limited number of suppliers for essential raw materials, energy or other items, describe. Describe any major existing supply contracts.

    N/A

    (c) Describe the industry in which the Company is selling or expects to sell its products or services and, where applicable, any recognized trends within that industry. Describe that part of the industry and the geographic area in which the business competes or will compete.

Indicate whether competition is or is expected to be by price, service, or other basis. Indicate (by attached table if appropriate) the current or anticipated prices or price ranges for the Company's products or services, or the formula for determining prices, and how these prices compare with those of competitors' products or services, including a description of any variations in product or service features. Name the principal competitors that the Company has or expects to have in its area of competition. Indicate the relative size and financial and market strengths of the Company's Competitors in the area of competition in which the Company is or will be operating. State why the Company believes that it can effectively compete with these and other companies in its area of competition.

    N/A

Note: Because this Disclosure Document focuses primarily on details concerning the Company rather than the industry in which the Company operates or will operate, potential investors may wish to conduct their own separate investigation of the Company's industry to obtain broader insight in assessing the Company's prospects.


Advance Technologies, Inc. Form 10 SB

    (d) Describe specifically the marketing strategies the Company is employing or will employ in penetrating its market or in developing a new market. Set forth in response to Question 4 below the timing and size of the results of this effort which will be necessary in order for the Company to be profitable. Indicate how and by whom its products or services are or will be marketed (such as by advertising, personal contact by sales representatives, etc.), how its marketing structure operates or will operate and the basis of its marketing approach, including any market studies. Name any customers that account for, or based upon existing orders will account for a major portion
(20% or more) of the Company's sales. Describe any major existing sales contracts.

    N/A

    (e) State the backlog of written firm orders for products and/or services as of a recent date (within the last 90 days) and compare it with the backlog of a year ago from that date.

    NONE

Explain the reason for significant variations between the two figures, if any. Indicate what types and amounts of orders are included in the backlog figures. State the size of typical orders. If the Company's sales are seasonal or cyclical, explain.

    N/A

    (f) State the number of the Company's present employees and the number of employees it anticipates it will have within the next 12 months. Also, indicate the number by type of employee (i.e., clerical, operations, administrative, etc.) the Company will use, whether or not any of them are subject to collective bargaining agreements, and the expiration date(s) of any collective bargaining agreement(s). If the Company's employees are on strike, or have been in the past three years, or are threatening to strike, describe the dispute. Indicate any supplemental benefits or incentive arrangements the Company has or will have with its employees.

    Part time directors, looking for merger or acquisitions prospects.

    (g) Describe generally the principal properties (such as real estate, plant and equipment, patents, etc.) that the Company owns, including the amount of payments, expiration dates and the terms of any renewal options. Indicate what properties the Company intends to acquire in the immediate future, the cost of such acquisitions and the sources of financing it expects to use in obtaining these properties, whether by purchase, lease or otherwise. NONE

Advance Technologies, Inc. Form 10 SB

     (h) Indicate the extent to which the Company's operations depend or are expected to depend upon patents, copy rights, trade secrets, know-how or other proprietary information and the steps undertaken to secure and protect this intellectual property, including any use of confidentiality agreements, covenants-not-to- compete and the like. Summarize the principal terms and expiration dates of any significant license agreements. Indicate the amounts expended by the Company for research and development during the last fiscal year, the amount expected to be spent this year and what percentage of revenues research and development expenditures were for the last fiscal year.

     The Company has no operation at present and is looking for reverse merger or acquisition possibilities.

     (i) If the Company's business, products, or properties are subject to material regulation (including environmental regulation) by federal, state, or local governmental agencies, indicate the nature and extent of regulation and its effects or potential effects upon the Company.

     N/A

     (j) State the names of any subsidiaries of the Company, their business purposes and ownership, and indicate which are included in the Financial Statements attached hereto. If not included, or if included but not consolidated, please explain.

     NONE

     (k) Summarize the material events in the development of the Company (including any material mergers or acquisitions) during the past five years, or for whatever lesser period the Company has been in existence. Discuss any pending or anticipated mergers, acquisitions, spinoffs or recapitalization. If the Company has recently undergone a stock split, stock dividend or recapitalization in anticipation of this offering, describe (and adjust historical per share figures elsewhere in this Disclosure Document accordingly.):

     At a Special Meeting of Shareholders held February 23, 1996, in accordance with Chapter 78 section 78.325 the shareholders voted unanimously in-favor of;
i) reverse splitting the issued and outstanding stock of the corporation 5 and 1 and amending the authorized capital shares of the Company to 100,000,000 shares, with a par value of One Mil ($0.001) per share, in accordance with Chapter 78
Section 78.385 of the Nevada Revised Statues. And ii) acquire the issued and outstanding shares of Sto Med, Inc. (a California corporation) for 18,739,901 common shares of the issuers stock.

     On August 6, 1997, the shareholders voted unanimously in-favor of; i) Rescinding the acquisition of February 23, 1996 of Sto Med, Inc. (a California corporation). ii) Changing the name of the corporation to Advance Technologies, Inc. at a Special Meeting of Shareholders




Advance Technologies, Inc. Form 10 SB
held in accordance with Chapter 78 Section 78.325 and 78.385 of the Nevada Revised Statues.

3. (a) If the Company was not profitable during its last fiscal year, list below in chronological order the events which in management's opinion must or should occur or the milestones which in management's opinion the Company must or should reach in order for the Company to become profitable, and indicate the expected manner of occurrence or the expected method by which the Company will achieve the milestones.

     The future of the "Company" looks bleak unless it can find reverse merger or acquisition candidate.

     (b) State the probable consequences to the Company of delays in achieving each of the events or milestones within the above time schedule, and particularly the effect of any delays upon the Company's liquidity in view of the Company's then anticipated level of operating costs. (See Questions
Nos. 11 and 12)

     If the committee assembled by Mr. Ball is unable to find an M & A candidate the "Company" unable to move forward as an entity.

Note: After reviewing the nature and timing of each event or milestone, potential investors should reflect upon whether achievement of each within the estimated time frame is realistic and should assess the consequences of delays or failure of achievement in making an investment decision.


                            OFFERING PRICE FACTORS

     If the securities offered are common stock, or are exercisable for or convertible into common stock, the following factors may be relevant to the price at which the securities are being offered.

     4. What were net, after-tax earnings for the last fiscal year? (If losses, show in parenthesis.)

     Total $   -0-    ($   -0-     per share)
            ---------   ----------

     5. If the Company had profits, show offering price as a multiple of earnings. Adjust to reflect for any stock splits or recapitalization, and use conversion or exercise price in lieu of offering price, if applicable.

     N/A

     6. (a) What is the net tangible book value of the Company? (If deficit, show in parenthesis.) For this purpose, net tangible book value means total assets (exclusive of


Advance Technologies, Inc. Form 10 SB
copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

               $         -0-       ($        -0-       per share)
                -------- ---------   -------    -------

     If the net tangible book value per share is substantially less than this offering (or exercise or conversion) price per share, explain the reasons for the variation.

     The price per share as been set by using the bid price per share as quoted by members of the NASDAQ Bulletin Board as of the date of this offering.

     (b) State the dates on which the Company sold or otherwise issued securities during the last 12 months, the amount of such securities sold, the number of persons to whom they were sold, any relationship of such persons to the Company at the time of sale, the price at which they were sold and, if not sold for cash, a concise description of the consideration. (Exclude bank debt.)

     The "Company" has issued or sold any securities in the last 12 months.

7. (a) What percentage of the outstanding shares of the Company will the investors in this offering have? (Assume exercise of outstanding options, warrants or rights and conversion of convertible securities, if the respective exercise or conversion prices are at or less than the offering price. Also assume exercise of any options, warrants or rights and conversions of any convertible securities offered in this offering.)

     If the maximum is sold: 97% If the minimum is sold: 97%

      (b) What post-offering value is management implicitly attributing to the entire Company by establishing the price per security set forth on the cover page (or exercise or conversion price if common stock is not offered)? (Total outstanding shares after offering times offering price, or exercise or conversion price if common stock is not offered.)

     If maximum is sold: $0.01 Bid $0.0975 Asked*
     If minimum is sold: $0.01 Bid $0.0975 Asked*

(For above purposes, assume outstanding options are exercised in determining "shares' if the exercise prices are at or less than the offering price. All convertible securities, including outstanding convertible securities, shall be assumed converted and any options, warrants or rights in this offering shall be assumed exercised.)

*These values assume that the Company's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus



Advance Technologies, Inc. Form 10 SB
eliminated would be: N/A. These values also assume an increase in cash in the Company by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be: N/A

Note: After reviewing the above, potential investors should consider whether or not the offering price (or exercise or conversion price, if applicable) for the securities is appropriate at the present stage of the Company's development.

                                USE OF PROCEEDS

8. (a) The following table sets forth the use of the proceeds from this offering.

--------------------------------------------------------------------------------

                                                            AMOUNT
     PERCENT
Gross Offering Proceeds                 $    25,000                   100%
                                        -------------------------------------
Costs of Offering and Expenses
to be reimbursed to management          $     2,500                    10%

Investment in Technology Company's      $    18,750                    75%

Operating Overhead                      $     3,750                    15%

                                        -------------------------------------
TOTAL PROCEEDS                          $    25,000                   100%

Note: After reviewing the portion of the offering allocated to the payment of offering expenses, and to the immediate payment to management and promoters of any fees, reimbursements, past salaries or similar payments, a potential investor should consider

Advance Technologies, Inc. Form 10 SB
whether the remaining portion of his investment, which would be that part available for future development of the Company's business and operations, would be adequate.

9. (a) If material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering, state the amounts and sources of such other funds, and whether funds are firm or contingent. If contingent, explain.

     N/A

     (b) If any material part of the proceeds is to be used to discharge indebtedness, describe the terms of such indebtedness, including interest rates. If the indebtedness to be discharged was incurred within the current or previous fiscal year, describe the use of the proceeds of such indebtedness.

     NONE

     (c) If any material amount of the proceeds is to be used to acquire assets, other than in the ordinary course of business, briefly describe and state the cost of the assets and other material terms of the acquisitions. If the assets are to be acquired from officers, directors, employees or principal stockholders of the Company or their associates, give the names of the persons from whom the assets are to be acquired and set forth the cost to the Company, the method followed in determining the cost, and any profit to such persons.

     $18,750 will be allocated for the purpose of purchasing securities or interests in companies who are M & A candidates, or will be used for merger or acquisition expense.

     (d) If any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise, explain:

     $2,500.00 will be reimbursed for the costs of this offering.

10. Indicate whether the Company is having or anticipates having within the next 12 months any cash flow or liquidity problems and whether or not it is in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments. Indicate if a significant amount of the Company's trade payable have not been paid within the stated trade term. State whether the Company is subject to any unsatisfied judgments, liens or settlement obligations and the amounts thereof. Indicate the Company's plans to resolve any such problems.

     The Company at the present time does not have any debt or financing arrangements.





Advance Technologies, Inc. Form 10 SB

11. Indicate whether proceeds from this offering will satisfy the Company's cash requirements for the next 12 months, and whether it will be necessary to raise additional funds. State the source of additional funds, if known.

     The Company has allocated $3,750.00 for certain office expenses such as telephone and secretarial. Most office overhead is being donated while in search of M & A opportunities.

                                CAPITALIZATION

12. Indicate the capitalization of the Company as of the most recent balance sheet date (adjusted to reflect any subsequent stock splits, stock dividends, re-capitalization or refinancing) and as adjusted to reflect the sale of the minimum and maximum amount of securities in this offering and the use of the net proceeds therefrom:

     There are 72,923 shares is and outstanding at the present time. Upon completion of this offering there will be 2,572,923 shares issued and outstanding. There is no minimum to this offering.

Number of preferred shares
authorized to be outstanding: None

Number of common shares authorized: 100,000,000 shares. Par or stated value per share, if any: $0.001

Number of common shares reserved to meet conversion requirements or for the issuance upon exercise of options, warrants or rights: N/A

                          DESCRIPTION OF SECURITIES

13.  The securities being offered hereby are:

               [X] Common Stock
               [ ] Preferred or Preference Stock
               [ ] Notes or Debentures
               [ ] Units of two or more types of securities, composed of:

                      ____________________________________________________
               [ ] Other:

                      ____________________________________________________

14.  These securities have:

          Yes       No


Advance Technologies, Inc. Form 10 SB

               [x]         [] Cumulative voting rights
               [] [] Other special voting rights
               [] [] Preemptive rights to purchase in new issues of shares
               [] [] Preference as to dividends or interest
               [] [] Preference upon liquidation
               [] [] Other special rights or preferences (specify):

     Explain:

     15.      Are the securities convertible? []Yes [x]No

              If so, state conversion price or formula.

              N/A

              Date when conversion becomes effective:

              N/A
              Date when conversion expires:

              N/A


     16.      (a)   If the securities are notes or other types of debt
              securities:
                  (1)         What is the interest rate?____%
                          If interest rate is variable or multiple rates, describe: N/A

                  (2)         What is the maturity date? N/A
                          If serial maturity dates, describe: N/A

                  (3)         Is there a mandatory sinking fund? []Yes [x]No


                         Describe:___________________________________________
                         ____________________________________________________

                  (4)         Is there a trust indenture? []Yes [x]No
                              Name, address and telephone number of Trustee
                         _________________________________________________

                         _________________________________________________


                  (5) Are the securities callable or subject to redemption?
                          []Yes [x]No Describe, including redemption prices:



Advance Technologies, Inc. Form 10 SB

                    _______________________________________________________

                    _______________________________________________________

          (6)          Are the securities collateralized by real or personal
                    property?
                    []Yes [x]No    Describe_________________________________
                    ________________________________________________________
                    ________________________________________________________


          (7) If these securities are subordinated in right of payment of interest or principal, explain the terms of such subordination. None
                                   --------------------------------------

                    _____________________________________________________

How much currently outstanding indebtedness of the Company is senior to the securities in right of payment of interest or principal? $-0-. How much indebtedness shares in right of payment on an equivalent (pari passu) basis? N/A. How much indebtedness is junior (subordinated) to the securities? N/A

(b) If notes or other types of debt securities are being offered and the Company had earnings during its last fiscal year, show the ratio of earnings to fixed charges on an actual and pro forma basis for that fiscal year. "Earnings" means pretax income from continuing operations plus fixed charges and capitalized interest. "Fixed charges" means interest (including capitalized interest), amortization of debt discount, premium and expense, preferred stock dividend requirements of majority owned subsidiary, and such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case. The pro forma ratio of earnings to fixed charges should include incremental interest expense as a result of the offering of the notes or other debt securities.



                                     Last Fiscal Year
                                     ----------------

                                     Actual   Pro Forma
                                     ------   ---------

                                                 Minimum  Maximum
                                                 -------  -------
"Earnings"=                                            0         0
0
"Fixed Charges

If no earnings,



Advance Technologies, Inc. Form 10 SB
show "Fixed Charges" only                              0            0
0

Note: Care should be exercised in interpreting the significance of the ratio of earnings to fixed charges as a measure of the "coverage" of debt service, as the existence of earnings does not necessarily mean that the Company's liquidity at any given time will permit payment of debt service requirements to be timely made. See Question Nos. 11 and 12. See also the Financial Statements and especially the Statement of Cash Flows.

17.        If securities are Preference or Preferred stock: N/A
          Are unpaid dividends cumulative? []Yes []No
          Are securities callable? []Yes []No Explain



Note: Attach to this Disclosure Document copies or a summary of the charter, bylaw or contractual provision or document that gives rise to the rights of holders of Preferred or Preference Stock, notes or other securities being offered.

18. If securities are capital stock of any type, indicate restrictions on dividends under loan or other financing arrangements or otherwise:

          N/A

19. Current amount of assets available for payment of dividends (if deficit must be first made up, show deficit in parenthesis):

          N/A

                             PLAN OF DISTRIBUTION

20. The selling agents (that is, the persons selling the securities as agent for the Company for a commission or other compensation) in this offering are: NONE

21. Describe any compensation to selling agents or finders, including cash, securities, contracts or other consideration, in addition to the cash commission set forth as a percent of the offering price on the cover page of this Disclosure Document. Also indicate whether the Company will indemnify the selling agents or finders against liabilities under the securities laws. ("Finders" are persons who for compensation act as intermediaries in obtaining selling agents or otherwise making introductions in furtherance of this offering.)

          NONE





Advance Technologies, Inc. Form 10 SB

22. Describe any material relationships between any of the selling agents or finders and the Company or its management.

Note: After reviewing the amount of compensation to the selling agents or finders for selling the securities, and the nature of any relationship between the selling agents or finders of the Company, a potential investor should assess the extent to which it may be inappropriate to rely upon any recommendation by the selling agents or finders to buy the securities.

23. If this offering is not being made through selling agents, the names of persons at the Company through which this offering is being made:

          Mr. Gary E. Ball
          304 South Elm Drive
          Penthouse
          Beverly Hills, CA 90212

          (310) 553-6773

24. If this offering is limited to a special group, such as employees of the Company, or is limited to a certain number of individuals (as required to qualify under Subchapter S of the Internal Revenue Code) or is subject to any other limitations, describe the limitations and any restrictions on resale that apply:

          NONE



Will the certificates bear a legend notifying holders of such restrictions?

          []Yes [x]No


25. (a) Name, address and telephone number of independent bank or savings and loan association or other similar depository institution acting as escrow agent if proceeds are escrowed until minimum proceeds are raised:

          Alan W. Curtis
          Two Corporate Plaza Drive
          Suite 200
          Newport Beach, CA 92660


          (b) Date at which funds will be returned by escrow agent if minimum proceeds are not raised:

          April 15, 1999


Advance Technologies, Inc. Form 10 SB

Will interest on proceeds during escrow period be paid to investors? []Yes [x]No

26. Explain the nature of any resale restrictions on presently outstanding shares, and when those restrictions will terminate, if this can be determined:

          NONE

Note: Equity investors should be aware that unless the Company is able to complete a further public offering or the Company is able to be sold for cash or merged with a public company that their investment in the Company may be illiquid indefinitely.



                   DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS

27. If the Company has within the last five years paid dividends, made distributions upon its stock or redeemed any securities, explain how much and when:

          NONE

                   OFFICERS AND KEY PERSONNEL OF THE COMPANY

28.       Chief Executive Officer              Title:  President & Treasurer

          GARY E. BALL Age 61, residing in Beverly Hills, California is married. He attended California State University at Long Beach graduating in 1967 BSEE and MSEE, went on to perform Graduate Studies at University of Southern California. He has specialized in product design, development, management for North American Aviation, Autonetics Division. Technical Manager in charge of the Pave Track program for Ford Areospace. Program Manager for Northrop Electro-Mechanical in charge of business development on several classified DoD programs, including the AMRAAM effort. Program Manager for Hughes Aircraft where he developed the Infared Enhanced Vision System, reporting to the President of EDSG as directed by General Motors and directed all non-core business. He is a member of NATO NIAG study group on Aircraft Integration. He has authored several articles for trade publications, the last 4 years he has provided consulting services to 10 U.S. and foreign corporations in the field of IR technology.


Also a director of the Company [x]Yes []No

Indicate amount of time to be spent on Company matters if less than fill time:

He will contribute his time on a as needed basis.




Advance Technologies, Inc. Form 10 SB

29.   Officer and Director                        Title: Secretary

     WENDY BALL  Age 52, residing in Beverly Hills, California is married.
She graduated from University of Southern California, BS Cum Laude. Her career has been focused on retail merchandising, where she has demonstrated exceptional skills in management, team building and communications. She was a key employee at Neiman Marcus Beverly Hills where she increased sales 400% in the Christian Lacroix Boutique and was a key buyer in New York. She was an account executive for Carolee Jewelry for Southern California, Arizona and Utah increasing sales 84%. She was co-owner Brava Specialty Clothing Store in Redondo Beach, California.

Also a Director of the Company? [x] Yes [] No
Indicate amount of time to be spent on Company matters if less than full time:

He will contribute is time on a as needed basis.

30.   Officer & Director                          Title: Vice President

     GARY L. BANE Age 61, residing in Santa Barbara, California is married. He attended University of Southern California attaining BS Mechanical and Aeronautical (1960) MS Control Systems and Instrumentation (1966) MS Systems Management (1968). University of California, Los Angeles studying Deep Submergence Vehicle, Oceanography and Offshore Systems Engineering. Stanford University Executive Institute of Management of High Technology Companies. Mr. Bane is a specialist in the development and management of deep ocean and offshore technology projects. He recently retired from Rockwell after 30 years as director of Ocean Systems. While at Rockwell he successfully managed significant technical solutions and advanced state-of-the-art programs for a number of classified programs. He was General Manager of Interstate Electronics, Oceanics Division where was responsible for profit and loss and R and D for offshore oil drilling and recovery projects.

     Also a director of the Company? [x] Yes [] No

     Indicate amount of time to be spent on Company matters if less than full time:

He will contribute is time on a as needed basis.

31.  Other Key Personnel:

     NONE

                         DIRECTORS OF THE COMPANY



Advance Technologies, Inc. Form 10 SB

32. Number of Directors: 3 If Directors are not elected annually, or are elected under a voting trust or other arrangement, explain:

               Appointed by Directors leaving their posts then confirmed by the shareholders.

33. Information concerning outside or other Directors (i.e. those not described above):

           NONE

34.  (a)       Have any of the Officers or Directors ever worked for or managed a company (including a separate subsidiary or division of a larger enterprise) in the same business as the Company?

           [x] Yes []No

Explain:       Mr. Ball and Mr. Bane both officers and directors, have worked in the contemplated high technology industry all of their professional careers. Mrs. Wendy Ball has worked in management of the retail industry.

     (b) If any of the Officers, Directors or other key personnel have ever worked for or managed a company in the same business or industry as the Company or in a related business or industry, describe what precautions, if any, (including the obtaining of releases or consents from prior employers) have been taken to preclude claims by prior employers for conversion or theft of trade secrets, know-how or other proprietary information.

               N/A

     (c) If the Company has never conducted operations or is otherwise in the development stage, indicate whether any of the Officers or Directors has ever managed any other company in the start-up or development stage and describe the circumstances, including relevant dates.

               Refer to Questions 29, 30 and 31

     (d) If any of the Company's key personnel are not employees but are consultants or other independent contractors, state the details of their engagement by the Company.

               N/A

     (e) If the Company has key man life insurance policies on any of its Officers, Directors or key personnel, explain, including the names of the persons insured, the

Advance Technologies, Inc. Form 10 SB
amount of insurance, whether the insurance proceeds are payable to the Company and whether there are arrangements that require the proceeds to be used to redeem securities or pay benefits to the estate of the insured person or to a surviving spouse.

          N/A

35. If a petition under the Bankruptcy Act or any State insolvency law was filed by or against the Company or its Officers, Directors or other key personnel, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years, set forth below the name of such persons, and the nature and date of such actions.

          NONE

Note: After reviewing the information concerning the background of the Company's Officers, Directors and other key personnel, potential investors should consider whether or not these persons have adequate background and experience to develop and operate this Company and to make it successful. In this regard, the experience and ability of management are often considered the most significant factors in the success of a business.


Advance Technologies, Inc. Form 10 SB

                            PRINCIPAL STOCKHOLDERS

36. Principal owners of the Company (those who beneficially own directly or indirectly 10% or more of the common and preferred stock presently outstanding) starting with the largest common stockholder. Include separately all common stock issuable upon conversion of convertible securities (identifying them by asterisk) and show average price per share as if conversion has occurred. Indicate by footnote if the price paid was for a consideration other than cash and the nature of any such consideration.

               Average
               Price          No. of                        Held After
               Per       Shares % of         Offering if             %
          of
Class of shares  Share   Now Held     Total            All Securities Sold
          Total
Name

Common              $0.25     5715           0.08              5715

Timespell, Inc.

Office Street
Address:

2510 North Grand Avenue
Suite 104
Santa Ana, California 92701

Telephone No.

(714) 532-5216

Principal Occupation:

Consultant

Name

Common              $0.25     5400           0.07              5400
Corporate & Venture
Strategists

Office Street Address:


Advance Technologies, Inc. Form 10 SB

230 East 300 South
Salt Lake City, UT 84111

Telephone No.

(801) 363-7462 ________________

37.   Number of shares beneficially owned by Officers and Directors as a group:

     Before offering: 11,115 shares (15% of total outstanding)
     After offering:    a) Assuming minimum securities sold: 2,500,000 shares
                                  (_____% of total outstanding)
                            b) Assuming maximum securities sold: 2,500,000
                                shares
                                  (_____% of total outstanding)

(Assume all options exercised and all convertible securities converted.)

  MANAGEMENT RELATIONSHIPS, TRANSACTIONS AND REMUNERATION

38.  (a)       If any of the Officers, Directors, key personnel or principal stockholders are related by blood or marriage, please describe.

            Mr. Gary E. Ball and Mrs. Wendy Ball are husband and Wife.

     (b) If the Company has made loans to or is doing business with any of its Officers, Directors, key personnel or 10% stockholders, or any of their relatives (or any entity controlled directly or indirectly by any of such persons) within the last two years, or proposes to do so within the future, explain. (This includes sales or lease of goods, property or services to or from the Company, employment or stock purchase contracts, etc.) State the principal terms of any significant loans, agreements, leases, financing or other arrangements.

               Mr. C. M. Ball advanced all costs of the offering, for which said funds will be returned upon completion of offering.

     (c) If any of the Company's Officers, Directors, key personnel or 10% stockholders has guaranteed or co-signed any of the Company's bank debt or other obligations, including any indebtedness to be retired from the proceeds of this offering, explain and state the amounts involved.

               NONE

39.  (a)       List all remuneration by the Company to Officers, Directors and key personnel for the last fiscal year:



Advance Technologies, Inc. Form 10 SB

                                           Cash          Other
                                           ----          -----
     Chief Executive Officer                $_______     $_______
     Chief Operating Officer                 _______      _______
     Chief Accounting Officer                _______      _______
     Key Personnel: ______________           _______      _______
                    ______________           _______      _______
                    ______________           _______      _______
     Others:        ______________           _______      _______
                    ______________           _______      _______
     Total                                         $_______     $_______

     Directors as a group
     (number of persons 3)                  $  -0- $  -0-

     (b) If remuneration is expected to change or has been unpaid in prior years, explain;

          NONE

     (c)       If any employment agreements exist or are contemplated, describe:

          NONE

40.    (a)     Number of shares subject to issuance under presently outstanding stock purchase agreements, stock options, warrants or rights: N/A shares (% -0-of total shares to be outstanding after the completion of the offering if all securities sold, assuming exercise of options and conversion of convertible securities). Indicate which have been approved by shareholders. State the expiration dates, exercise prices and other basic terms for these securities:

          NONE

       (b) Number of common shares subject to issuance under existing stock purchase or option plans but not yet covered by outstanding purchase agreements, options or warrants:

          NONE

-0- shares

       (c) Describe the extent to which future stock purchase agreements, stock options warrants or rights must be approved by shareholders.

          All future stock purchase agreement will be handled in accordance with Chapter 78 of the Nevada Revised Statues.




Advance Technologies, Inc. Form 10 SB

41. If the business is highly dependent on the services of certain key personnel, describe any arrangements to assure that these persons will remain with the Company and not compete upon termination.

               NONE

Note: After reviewing the above, potential investors should consider whether or not the compensation to management and other key personnel directly or indirectly, is reasonable in view of the present stage of the Company's development.

                              LITIGATION

42. Describe any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Company's business, financial condition, or operations, including any litigation or action involving the Company's Officers, Directors or other key personnel. State the names of the principal parties, the nature and current status of the matters, and amounts involved. Give an evaluation by management or counsel, to the extent feasible, of the merits of the proceedings or litigation and the potential impact on the Company's business, financial condition, or operations.

               NONE

                         FEDERAL TAX ASPECTS

43. If the Company is an S corporation under the Internal Revenue Code of 1986, and it is anticipated that any significant tax benefits will be available to investors in this offering, indicate the nature and amount of such anticipated tax benefits and the material risks of their disallowance. Also, state the name, address and telephone number of any tax advisor that has passed upon these tax benefits. Attach any opinion or any description of the tax consequences of an investment in the securities by the tax advisor.

               N/A

Name of Tax Advisor: ____________________
Address: ________________________________
_________________________________________
Telephone No. (___) _____________________

Note: Potential investors are encouraged to have their own personal tax consultant contact the tax advisor to review details of the tax benefits and the extent that the benefits would be available and advantageous to the particular investor.




Advance Technologies, Inc. Form 10 SB

                             MISCELLANEOUS FACTORS

44. Describe any other material factors, either adverse or favorable, that will or could effect the Company or its business (for example, discuss any defaults under major contracts, any breach of bylaw provisions, etc.) or which are necessary to make any other information in this Disclosure Document not misleading or incomplete.

          NONE

                             FINANCIAL STATEMENTS

45. Attach reviewed or audited financial statements for the last fiscal year and unaudited financial statements for any interim periods thereafter. If since the beginning of the last fiscal year the Company has acquired another business the assets or net income of which were in excess of 20% of those for the Company, show pro forma combined financial statements as if the acquisition had occurred at the beginning of the Company's last fiscal year. The Company does hereby agree to provide to investors in this offering for five years (or such longer period as required by law) hereafter annual financial reports containing a balance sheet as of the end of the Company's fiscal year and a statement of income for said fiscal year, all prepared in accordance with generally accepted accounting principles and accompanied by an independent accountant's report. If the Company has more than 100 security holders at the end of the fiscal year, the financial statements shall be audited.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN RELEVANT FACTORS

46. If the Company's financial statements show losses from operations, explain the causes underlying these losses and what steps the Company has taken or is taking to address these causes.

          N/A

47. Describe any trends in the Company's historical operating results. Indicate any changes now occurring in the underlying economics of the industry or the Company's business which, in the opinion of Management, will have a significant impact (either favorable or adverse) upon the Company's results of operations within the next 12 months, and give a rough estimate of the probable extent of the impact, if possible.

          The Result of the next 12 months of operation will depend on the success of the directors search for merger and acquisition candidates, and the successful merger or acquisition.

Advance Technologies, Inc. Form 10 SB

48. If the Company sells a product of products and has had significant sales during its last fiscal year, state the existing gross margin (net sales less cost of such sales as presented in accordance with generally accepted accounting principles) as a percentage of sales for the last fiscal year: ________%. What is the anticipated gross margin for next year of operation? Approximately ____________%. If this is expected to change, explain. Also, if reasonable current gross margin figures are available for the industry, indicate these figures and date source or sources from which they are obtained.

          N/A

49. . Foreign sales as a percent of total sales for last fiscal year: _____%. Domestic government sales as a percent of total domestic sales for fiscal year: ____%. Explain the nature of these sales, including any anticipated changes: N/A

Advance Technologies, Inc. Form 10 SB

                                   SIGNATURE

     A majority of the Directors and the Chief Executive and Financial Officers of the Company shall sign this Disclosure Document on behalf of the Company and by as being thereby certify that each has made diligent efforts to verify the material accuracy and completeness of this information herein contained. By signing this Disclosure Document, the Chief Executive and Chief Financial Officers agree to make themselves, the Company's books and records, copies of any contract, lease or other document referred to as the Disclosure Document, or any other material contract or lease (including stock options and employee benefits plans), except any proprietary or confidential parties thereof, and a set of the exhibits to the respond to questions and otherwise confirm the informations contained herein prior to the making of any investment by such investor.

     The Chief Financial Officer signing this form is hereby certifying that the financial statements submitted fairly state the Company's financial positions and results of operations, or receipts and disbursements, as of the dates and period(s) indicated, all is accordance with generally accepted accounting principles consistently applied (except as stated in the notes thereto) and (with respect to year end figures) including all adjustments necessary for fair presentation under the circumstances.

Gary K. Kalt

/s/ Gary K. Kalt
---------------------------------
Title: President & Director

Wendy Balls

/s/ Wendy Balls
---------------------------------
Title: Secretary & Director


Advance Technologies, Inc. Form 10 SB